Exhibit 99.1

MOBILITY GLOBAL INC. COMPLETES SEPARATION FROM S&P GLOBAL INC. AND BEGINS TRADING ON THE NEW YORK STOCK EXCHANGE AS A GLOBAL LEADER IN AUTOMOTIVE DATA & ANALYTICS

NEW YORK, JULY 1, 2026 – Mobility Global Inc. (NYSE: MBGL) announced today that it has completed its separation from S&P Global Inc. and is now an independent, public company. Mobility Global shares will begin trading today on the New York Stock Exchange under the ticker symbol “MBGL.”

“For over 100 years, we have had the honor of serving the automotive industry. As Mobility Global, we continue our mission of providing trusted information that fuels better decisions in this fast-moving sector,” said Bill Eager, Chief Executive Officer of Mobility Global. “Our powerful brands – CARFAX, automotiveMastermind, Polk Automotive Solutions, and Market Scan – help people make better decisions with unique industry-leading information.  As the many changes across the automotive industry continue, our data, our AI capabilities and, most importantly, our people will meet the growing demand for must-have information that helps automotive manufacturers, suppliers, dealers and consumers.”

“Mobility Global begins from a position of financial strength, built on our powerful brands, trusted data, and deep, long-standing customer relationships," said Matt Calderone, Chief Financial Officer of Mobility Global. “This foundation is what allows us to keep innovating in market-leading products, technology, and talent. As an independent, publicly traded company, we can further tailor our growth strategy, financial profile, and investments to the specific needs of the Mobility business and its customers.”

“I've spent my career in this industry, and the decisions facing automotive manufacturers, dealers, and suppliers today are more complex and consequential than ever before," said Joe Hinrichs, Chairman of the Board of Mobility Global. “In this environment, trusted information is essential. Mobility Global is uniquely positioned to provide solutions, backed by a century of credibility and brands the industry relies on. On behalf of the Board, I’m proud of our leadership, our teams, and our mission, and I am confident in our ability to help shape the future of mobility.”

The separation was achieved through the distribution of 100 percent of the shares of Mobility Global to holders of S&P Global common stock effective as of 12:01 a.m. New York City time on July 1, 2026, with S&P Global stockholders receiving one share of Mobility Global common stock for every share of S&P Global common stock held at the close of business on June 15, 2026, the record date. S&P Global stockholders entitled to receive the distribution received a book-entry account statement or a credit to their brokerage account reflecting their ownership of Mobility Global common stock. Fractional shares of Mobility Global common stock were not distributed. Any fractional share of Mobility Global common stock otherwise issuable to a S&P Global stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

About Mobility Global

Mobility Global is the world’s standard for automotive information, providing critical data and analytics across the full vehicle lifecycle. Its portfolio of trusted brands and products includes CARFAX, automotiveMastermind, Polk Automotive Solutions, and Market Scan, supporting the world’s major automotive manufacturers, suppliers, dealer groups, media, financial institutions, and consumers with data, forecasts, insights, technology, and innovation. For more information, visit mobilityglobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the business strategies and methods of generating revenue of Mobility Global Inc. (the “Company”); and the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	We may not realize the anticipated benefits from the Separation, and the Separation could harm our business.

•	We have no history of operating as an independent company, and our historical combined, historical condensed combined, and unaudited pro forma condensed combined financial information is not necessarily representative of the results that we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

•	We will incur significant costs to create the infrastructure necessary to operate as an independent public company and may experience operational disruptions in connection with the Separation.

•	We will have debt obligations that could restrict our business and could have a material adverse effect on our business, financial condition or results of operations. In addition, the separation of our business from S&P Global may increase the overall cost of debt funding and decrease the overall debt capacity and commercial credit available to us.

•	If certain of the Restructuring Transactions and/or the Distribution, together with certain related transactions, do not qualify as transactions that are tax-free for U.S. federal income tax purposes or, with respect to certain of the Restructuring Transactions, non-U.S. tax purposes, S&P Global and/or holders of S&P Global common stock could be subject to significant tax liabilities. In certain circumstances, we may be required to indemnify S&P Global for these liabilities.

•	Changes in macroeconomic trends and the volatility of the macroeconomic environment could have a material adverse effect on our business, financial condition or results of operations.

•	Our revenue growth depends on existing customers renewing and upgrading their subscriptions for our products and solutions, our ability to sell additional products and solutions to existing customers and our ability to attract new customers.

•	Our customers’ decisioning may be adversely affected if we are unable to maintain or grow our data network, or if we provide inaccurate or unreliable data, which could adversely affect our financial condition, cause loss of customer trust and contribute to non-compliance with certain laws and regulations.

•	Any inability by us to develop new products and solutions, enhance our existing products through technology, adapt to new technologies, or achieve widespread customer adoption of those products and solutions could have a material adverse effect on our business, financial condition or results of operations.

•	Our business is substantially dependent on our relationships with certain customer groups, including dealers and OEMs. If a significant number of customers in such customer groups terminate their subscription agreements with us and/or closures or consolidations occur within such groups that reduce demand for our products, it could have a material adverse effect on our business, financial condition or results of operations.

•	Our reputation, credibility and brand are our key assets and competitive advantages, and our business may be affected by how we are perceived in the marketplace.

•	Our investments in our brands may not be successful and could have a material adverse effect on our business, financial condition or results of operations.

•	Our acquisitions, divestitures and other strategic transactions may not produce anticipated results, which could have a material adverse effect on our business, financial condition or results of operations.

•	We face competition in our markets, which could have a material adverse effect on our business, financial condition or results of operations and cause our market share to decline.

•	Our expansion into and investments in new and growing markets may not be successful, which could have a material adverse effect on our business, financial condition or results of operations.

•	We rely on third-party data sources and service providers for many aspects of our business. From time to time, we lose third-party data sources or the services and solutions, or the data, services or solutions of these suppliers have errors or are delayed, resulting in a disruption or inability to provide our customers with the information, products or solutions they desire.

•	Our size, scale, and role in the global markets increases our exposure to cyber attacks and other cybersecurity risks, which could have a material adverse effect on our business, financial condition or results of operation.

•	Our inability to adequately obtain, protect and maintain our intellectual property and other proprietary rights could impact our competitive position.

•	Exposure to litigation and government and regulatory proceedings, investigations and inquiries could have a material adverse effect on our business, financial condition or results of operations.

•	Changes and increased enforcement in the global privacy, data localization, operational resilience and data protection legislative, regulatory and commercial environments in which we operate may materially and adversely impact our ability to collect, compile, use and publish data, require us to disclose information about our security environment, and could have a material adverse effect on our business, financial condition or results of operations.

•	Because there has not been any public market for our common stock, the market price and trading volume of our common stock may be volatile and you may not be able to resell your shares at or above the initial market price of our common stock following the Separation.

•	A large number of our shares are or will be eligible for future sale, which may cause the market price of our common stock to decline.

•	Because our common stock may not be included in the Standard & Poor’s 500 Index, and it may not be included in other stock indices, significant amounts of our common stock will likely need to be sold in the open market where there may not be offsetting demand.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including, the section titled “Risk Factors” of the Information Statement, dated May 27, 2026, filed as Exhibit 99.1 to the Company’s Form 10 with the SEC on May 27, 2026.

Contacts:

Mobility Global Investor Relations:

Tejal Engman
Managing Director, Investor Relations
ir@mobilityglobal.com

Media:

Kara Evanko

Global Head of Communications
kara.evanko@mobilityglobal.com